Exhibit 5.1

The Law Office of Timothy S. Orr, PLLC
4328 West Hiawatha Dr., Ste 101
Spokane, WA 99208
Telephone: (509) 462.2926
Facsimile:   (509) 762.0303
August 20, 2013

Via Electronic Transmission

United States Securities and Exchange Commission
100 F Street
Washington, D.C. 20549

RE:          The Real Hip-Hop Network, Inc., a Delaware corporation
Registration Statement on Form S-1

Ladies and Gentlemen:

I have acted as special counsel to The Real Hip-Hop Network, Inc. (the “Company”) in connection with the Registration Statement on Form S-1 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), as it relates to (i) the registration, offer, and sale of 5,000,000 shares of common stock, par value $0.0001 per share, of the Company, by the Company (the “Primary Offering”), and (ii) the registration, offer and resale of up to 3,176,050 shares of common stock, par value $0.0001 per share, of the Company, by certain selling stockholders of the Company (the “Selling Stockholders”).

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents we have deemed relevant and necessary as a basis for the opinion hereinafter expressed.  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that (i) the 5,000,000 shares of common stock being offered and sold by the Company pursuant to the Primary Offering are duly authorized and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable, and (ii) the 3,176,050 shares of common stock being sold by certain selling stockholders of the Company in the Stockholder Offering are duly authorized, legally and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the related Prospectus. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/Timothy S. Orr
The Law Office of Timothy S. Orr, PLLC